As filed with the Securities and Exchange Commission on November 24, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Verizon Communications Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1095 Avenue of the Americas New York, New York 10036 (212) 395-1000	23-2259884
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

William L. Horton, Jr.

Senior Vice President, Deputy General Counsel and Corporate Secretary

Verizon Communications Inc.

1095 Avenue of the Americas, 8th Floor

New York, New York 10036

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Steven J. Slutzky

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $0.10 per share	57,596,544	$51.00	$2,937,423,744.00	$272,299.18

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low sales prices of the Registrant’s common stock on November 19, 2021, as reported on the New York Stock Exchange and on the NASDAQ Global Select Market.

(2)	The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act.

Prospectus

Verizon Communications Inc.

57,596,544 Shares of Common Stock Offered by the Selling Stockholder

This prospectus relates to up to 57,596,544 shares of our common stock, par value $0.10 per share, which may be offered for sale from time to time by the selling stockholder named in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. If required by applicable law, each time the selling stockholder uses this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including specific amounts, prices and terms of the securities offered. If required, the prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. The selling stockholder may elect to sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how, and the prices at which, the selling stockholder may elect to sell its shares of common stock in the section titled “Plan of Distribution” on page 9 of this prospectus. We and the selling stockholder named in this prospectus are parties to a registration rights agreement with respect to the shares of our common stock held by the selling stockholder. We will not receive any proceeds from any sale of shares of common stock by the selling stockholder. We will bear certain expenses of any offering of common stock, and the selling stockholder will pay any applicable underwriting discounts, selling commissions and transfer taxes.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and the NASDAQ Global Select Market (“NASDAQ”) under the trading symbol “VZ.” On November 23, 2021, the last reported sale price of our common stock on the NYSE and the NASDAQ was $51.75 per share.

You should consider carefully the risk factors on page 3 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Pursuant to this prospectus, the selling stockholder named in the section titled “Selling Stockholder” may, from time to time, on or after the date hereof, sell up to a total of 57,596,544 shares of common stock described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities the selling stockholder may offer. If required by applicable law, each time the selling stockholder uses this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information” on page 14 of this prospectus.

In this prospectus, the terms “Verizon,” “we,” “us” “our” and the “Company” refer to Verizon Communications Inc. and its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved. You should not consider any information in this prospectus, any applicable prospectus supplement or any related free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities by such documents.

SUMMARY

Our Company

Verizon Communications Inc. (“Verizon Communications”) is a holding company that, acting through its subsidiaries, is one of the world’s leading providers of communications, technology, information and entertainment products and services to consumers, businesses and government entities. With a presence around the world, we offer data, video and voice services and solutions on our networks and platforms that are designed to meet customers’ demand for mobility, reliable network connectivity, security and control.

We have two reportable segments that we operate and manage as strategic business units – Verizon Consumer Group (“Consumer”) and Verizon Business Group (“Business”).

Our Consumer segment provides consumer-focused wireless and wireline communications services and products. Our wireless services are provided across one of the most extensive wireless networks in the U.S. under the Verizon brand and through wholesale and other arrangements. Fixed wireless access (“FWA”) is also provided to consumers for broadband access through our wireless networks. Our wireline services are provided in nine states in the Mid-Atlantic and Northeastern U.S., as well as Washington D.C., over our 100% fiber-optic network through our Verizon Fios product portfolio and over a traditional copper-based network to customers who are not served by Verizon Fios. Our Consumer segment’s wireless and wireline products and services are available to our retail customers, as well as resellers that purchase wireless network access from us on a wholesale basis.

Our Business segment provides wireless and wireline communications services and products, including data, video and conferencing services, corporate networking solutions, security and managed network services, local and long distance voice services and network access to deliver various “Internet of Things” services and products, including solutions that support fleet tracking management, compliance management, field service management, asset tracking and other types of mobile resource management. FWA is also provided to business customers for broadband access through our wireless networks. We provide these products and services to businesses, government customers and wireless and wireline carriers across the U.S. and select products and services to customers around the world.

Our principal executive offices are located at 1095 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 395-1000.

Stock Purchase Agreement and Registration Rights Agreement

On September 13, 2020, Verizon Communications entered into a stock purchase agreement (the “Stock Purchase Agreement”) with América Móvil, S.A.B. de C.V., a Sociedad Anónima Bursátil de Capital Variable organized under the laws of Mexico (“América Móvil”), AMX USA Holding, S.A. de C.V., a Sociedad Anónima de Capital Variable organized under the laws of Mexico (“AMX USA”), and Tracfone Wireless, Inc., a Delaware corporation (“Tracfone”), pursuant to which Verizon Communications, upon the terms and subject to the conditions thereof, agreed to acquire all of the issued and outstanding shares of common stock of Tracfone, par value $27.88 per share, for $3.125 billion in cash and $3.125 billion in common stock of Verizon Communications, subject to customary adjustments (the “Transaction”), and agreed to grant certain registration rights with respect to the common stock of Verizon Communications paid as consideration for the Transaction. The Stock Purchase Agreement also includes up to an additional $650 million in future cash consideration related to the achievement of certain performance measures and other commercial arrangements. Concurrently with the closing of the Transaction on November 23, 2021, Verizon Communications entered into a registration rights agreement (the “Registration Rights Agreement”) with América Móvil, which contemplates sales of common stock of Verizon Communications by América Móvil or any of its subsidiaries, and pursuant to which Verizon Communications filed the registration statement on Form S-3 of which this prospectus is a part for the offer and resale of common stock of Verizon Communications by AMX USA, or any other subsidiary of América Móvil identified in the applicable prospectus supplement, as the “selling stockholder”, and granted América Móvil certain demand rights, including customary shelf take-down demand rights and the right to one underwritten block trade if the offering size is reasonably expected to result in aggregate cash proceeds in excess of $1,000,000,000, in each case upon the terms and subject to the conditions of the Registration Rights Agreement.

RISK FACTORS

An investment in the securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. You should not purchase the securities described in this prospectus unless you understand and know you can bear all the investment risks involved.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance, possible or assumed future results of operations, and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We have based our forward-looking statements on estimates and assumptions, and these statements are subject to risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these expectations and the related statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected.

The following important factors, along with those discussed in our Annual Report on Form 10-K and in the other filings that we make with the SEC that are incorporated by reference herein, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:

•	cyber attacks impacting our networks or systems and any resulting financial or reputational impact;

•	natural disasters, terrorist attacks or acts of war, or significant litigation and any resulting financial or reputational impact;

•	the impact of the COVID-19 pandemic on our operations, our employees and the ways in which our customers use our networks and other products and services;

•	disruption of our key suppliers’ or vendors’ provisioning of products or services, including as a result of the COVID-19 pandemic;

•	material adverse changes in labor matters and any resulting financial or operational impact;

•	the effects of competition in the markets in which we operate;

•	failure to take advantage of developments in technology and address changes in consumer demand;

•	performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks;

•	the inability to implement our business strategy;

•	adverse conditions in the U.S. and international economies;

•	changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses;

•	our high level of indebtedness;

•

an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing;

•	significant increases in benefit plan costs or lower investment returns on plan assets;

•	changes in tax laws or treaties, or in their interpretation; and

•

changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that we have incorporated by reference, including those described under the caption “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any obligations to release publicly any updates or revisions to these forward-looking statements to reflect any changes in our expectations unless the securities laws require us to do so.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder identified in this prospectus, its pledgees, donees, transferees or other successors in interest. The selling stockholder will receive all of the net proceeds from the sale of its shares of our common stock. See “Selling Stockholder.”

GENERAL DESCRIPTION OF THE COMMON STOCK THAT

THE SELLING STOCKHOLDER MAY SELL

Authorized Capital Stock

Our Restated Certificate of Incorporation provides authority to issue up to 6,500,000,000 shares of stock of all classes, of which 6,250,000,000 are shares of common stock, $0.10 par value per share, and 250,000,000 are shares of preferred stock, $0.10 par value per share.

The shares of common stock registered hereby were issued to the selling stockholder pursuant to the Stock Purchase Agreement.

Common Stock

Subject to any preferential rights of the preferred stock, holders of shares of our common stock are entitled to receive dividends on that stock out of assets legally available for distribution when, as and if authorized and declared by the Board of Directors and to share ratably in assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding-up. We may not pay any dividend or make any distribution of assets on shares of common stock until cumulative dividends on shares of preferred stock then outstanding, if any, having dividend or distribution rights senior to the common stock have been paid.

Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders, including the election of directors. In addition, the holders of common stock possess all voting power except as otherwise required by law or except as provided for by any series of preferred stock. Our Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.

No holder of any shares of common stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Our common stock is listed on the NYSE and the NASDAQ under the symbol “VZ”.

Our Board of Directors is authorized at any time to provide for the issuance of all or any shares of our preferred stock in one or more classes or series, and to fix for each class or series voting powers, full or limited, or no voting powers, and distinctive designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the preferred stock and to the fullest extent as may be permitted by Delaware law. This authority includes, but is not limited to, the authority to provide that any class or series be:

•	subject to redemption at a specified time or times and at a specified price or prices;

•

entitled to receive dividends (which may be cumulative or non-cumulative) at specified rates, on specified conditions and at specified times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

•	entitled to rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

•

convertible into, or exchangeable for, shares of any class or classes of our stock, or our other securities or property, at a specified price or prices or at specified rates of exchange and with any specified adjustments.

Although no shares of preferred stock are outstanding as of November 23, 2021, in the event of the issuance of any shares of preferred stock, the rights evidenced by, or amounts payable with respect to, the common stock may be materially limited or qualified by the terms of such preferred stock.

Transfer Agent and Registrar

The principal transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Stock Purchase Agreement and Registration Rights Agreement

For information regarding the Stock Purchase Agreement and Registration Rights Agreement between Verizon Communications, the selling stockholder named herein and the other parties thereto, see “Summary” and our Current Reports on Form 8-K filed on September 14, 2020 and November 23, 2021, incorporated herein by reference.

SELLING STOCKHOLDER

The registration statement of which this prospectus forms a part has been filed in order to permit the selling stockholder to resell to the public shares of our common stock it currently owns as a result of the Transaction and the Stock Purchase Agreement or any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We and the selling stockholder are parties to the Registration Rights Agreement, pursuant to which we have agreed to pay certain expenses of the registration of the selling stockholder’s shares of our common stock, including SEC filing fees, and the selling stockholder will pay any applicable underwriting discounts, selling commissions and transfer taxes.

The selling stockholder identified below may resell the common stock that is the subject of this prospectus in the manner contemplated under “Plan of Distribution” or as otherwise permitted by applicable law.

The table below sets forth certain information known to us with respect to the selling stockholder and other related entities. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See “Plan of Distribution.” When we refer to the selling stockholder in this prospectus, we mean the entity listed in the table below, as well as its pledgees, donees, assignees, transferees, and successors in interest.

In the table below, the percentage of shares beneficially owned is based on 4,197,773,859 shares of our common stock outstanding as of November 23, 2021, rounding down to the nearest share. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Shares Beneficially Owned				Shares Beneficially Owned After Sale of All Shares Offered
Name of Beneficial Owner	Number	Percentage	Number of Shares Registered Hereby	Number	Percentage
AMX USA Holding, S.A. de C.V. (1)	57,596,544	1.37%	57,596,544	—	—

(1)

AMX USA Holding, S.A. de C.V., a wholly-owned indirect subsidiary of América Móvil, holds, as of the date hereof, the shares of common stock of Verizon registered hereby. AMX USA Holding, S.A. de C.V. is referred to in this prospectus as the “selling stockholder”. The address for the selling stockholder is Lago Zurich 245, Plaza Carso, Edificio Telcel, Colonia Ampliación Granada, Miguel Hidalgo, 11529, Mexico City, Mexico.

PLAN OF DISTRIBUTION

General

The selling stockholder may sell the shares of our common stock covered by this prospectus and any applicable prospectus supplement, if required, in accordance with the terms of the Stock Purchase Agreement and the Registration Rights Agreement, in any of the following ways: (1) to or through underwriters (subject to the limitations set forth in the Registration Rights Agreement) or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may change, market prices prevailing at the time of sale, prices related to the prevailing market prices or negotiated prices.

The selling stockholder may use one or more of the following methods when selling securities:

•	one underwritten block trade;

•	privately negotiated transactions;

•	sales through the NYSE, the NASDAQ or on any other national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	“at the market” to or through market makers or into an existing market for the securities or an exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	exchange distributions and secondary distributions;

•	short sales and delivery of shares of common stock to close out short positions;

•	by pledge to secure debts and other obligations, including sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholder may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the names of any managing underwriter or underwriters;

•	the amount of securities underwritten or purchased by any underwriter or underwriters;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional common stock from the selling stockholder;

•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensations;

•	any public offering price and the proceeds to the selling stockholder;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with the selling stockholder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, the underwriters may have an option to purchase additional shares of common stock from the selling stockholder. We will provide information regarding any such option to purchase additional shares of common stock from the selling stockholder in the applicable prospectus supplement. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the selling stockholder, as applicable.

If dealers are used in the sale of securities offered through this prospectus, the selling stockholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

The selling stockholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholder. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If indicated in an applicable prospectus supplement, the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

The selling stockholder may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that the selling stockholder make sales through one or more underwriters or agents in at-the-market offerings, it will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between the selling stockholder, on the one hand, and the underwriters or agents, on the other. If the selling stockholder engages in at-the-market sales pursuant to any such agreement, the selling stockholder will sell securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, the selling stockholder may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, the selling stockholder may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Market Making, Stabilization and Other Transactions

Any underwriter may over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The selling stockholder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholder may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling stockholder may enter into hedging transactions with dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares of our common stock short and deliver shares of our common stock to close out such short position. The selling stockholder may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of our common stock, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

The selling stockholder may also make sales through the Internet or through other electronic means. Since the selling stockholder may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of any such system as provided in an applicable prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling stockholder, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with the selling stockholder, to indemnification by the selling stockholder against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses.

The selling stockholder and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that the selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act (File No. 001-08606). Materials may be obtained from the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. Our filings are also available to the public at our website (https://www.verizon.com). The information contained on or accessible through our corporate website or any other website that we maintain is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (File No. 001-08606) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and until any offering of securities pursuant to this prospectus is completed or otherwise terminated (other than information that is furnished and not deemed filed under the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021and September 30, 2021;

•

our Current Reports on Form 8-K filed on February  16, 2021, February  24, 2021, March  22, 2021, May  3, 2021, May  13, 2021, May  18, 2021, June  25, 2021, August  13, 2021, September  1, 2021, September  2, 2021, September 17, 2021, November 8, 2021 and November 23, 2021; and

•

the description of our common stock contained in the registration statement on Form 8-A filed on March 12, 2010 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document unless they are specifically incorporated by reference into such document. Requests for such documents should be directed to our Investor Relations Department at (212) 395-1525 or by writing to us at One Verizon Way, Basking Ridge, New Jersey 07920, Attention: Investor Relations.

LEGAL MATTERS

William L. Horton, Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon Communications, will issue an opinion about the validity of any common stock offered pursuant to this prospectus and any applicable prospectus supplement. As of November 1, 2021, Mr. Horton beneficially owns, or has the right to acquire, an aggregate of less than 0.01% of the shares of Verizon Communications common stock.

If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

Debevoise & Plimpton LLP has represented Verizon Communications in connection with the registration statement of which this prospectus forms a part, and from time to time represents Verizon Communications and its affiliates in connection with matters unrelated to the offering of the securities.

EXPERTS

The consolidated financial statements of Verizon Communications Inc. (“Verizon Communications”) appearing in Verizon Communications’ Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Verizon Communications’ internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The expenses shown, with the exception of the SEC registration fee, are estimates of expenses payable by us in connection with the filing of the registration statement and offering of common stock hereunder:

SEC registration fee	$272,299.18
Legal fees and expenses	100,000	*
Accounting fees and expenses	125,000
Transfer agent fees and expenses	1,500
Printing and engraving expenses	50,000
Listing fees	0
FINRA filing fee	**
Miscellaneous	**

Total	$548,799.18

*

This estimate does not include an estimate of any legal fees and expenses that may be payable by us in the event of an underwritten block trade by the selling stockholder. In the event such a trade occurs, we will provide an estimate of our additional legal fees, if any, in the applicable prospectus supplement for such transaction.

**

These expenses are not presently identifiable or applicable. In the event such expenses are subsequently identifiable or become applicable in respect of any offering of securities, we will set forth the estimated amount of such expenses in an applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others against expenses (including attorneys’ fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or an officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Restated Certificate of Incorporation and Bylaws

Article 7 of the Restated Certificate of Incorporation makes mandatory the indemnification expressly authorized under Section 145 of the DGCL, except that the Restated Certificate of Incorporation only provides for indemnification in derivative actions, suits or proceedings initiated by a director or officer if the initiation of such action, suit or proceeding was authorized by the Board of Directors.

The Restated Certificate of Incorporation provides that, consistent with Section 145(e) of the DGCL, expenses incurred by an officer, director or other designated authorized representative of the Company in defending any such action, suit or proceeding shall be paid by the Company, provided that, if required by the DGCL, such expenses shall be advanced only upon delivery to us of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Expenses incurred by other employees or agents of the Company may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

The Restated Certificate of Incorporation limits the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

The directors and officers of the Company are insured against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

The Company may also enter into indemnification agreements with underwriters providing that underwriters have to indemnify and hold harmless the Company, each of its directors, each officer who signed the registration statement and any person who controls it within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.

Please read “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

ITEM 16. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Restated Certificate of Incorporation of Verizon Communications (filed as Exhibit 3a to Form 10-Q for the quarter ended June 30, 2014 and incorporated herein by reference).

3.2	Bylaws of Verizon Communications, as amended and restated, effective as of December 3, 2020 (filed as Exhibit 3b to Form 8-K filed on December 4, 2020 and incorporated herein by reference).

4.1	Specimen Common Stock Certificate of Verizon (filed as Exhibit 4.14 to Form S-3, filed on September 4, 2019 and incorporated herein by reference).

5.1	Opinion and Consent of William L. Horton, Jr., Esq. as to the legality of the securities being registered.**

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of William L. Horton, Jr., Esq. (included in Exhibit 5.1).**

24.1	Powers of Attorney.**

*	Verizon Communications will file by a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
**	Filed herewith.

ITEM 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(7)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 24, 2021.

VERIZON COMMUNICATIONS INC.

By:	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on November 24, 2021.

Name	Title
*	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
Hans E. Vestberg

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Matthew D. Ellis

*	Senior Vice President and Controller (Principal Accounting Officer)
Anthony T. Skiadas

*	Director
Shellye L. Archambeau

*	Director
Roxanne S. Austin

*	Director
Mark T. Bertolini

*	Director
Melanie L. Healey

*	Director
Laxman Narasimhan

*	Director
Clarence Otis, Jr.

*	Director
Daniel H. Schulman

*	Director
Rodney E. Slater

Name	Title

*	Director
Carol B. Tomé

*	Director
Gregory G. Weaver

*

William L. Horton, Jr., by signing his name hereto on the 24th day of November, 2021, does hereby sign this document pursuant to powers of attorney duly executed by the officers and directors named above, filed with the SEC on behalf of such officers and directors, all in the capacities and on the date indicated.

/s/ William L. Horton, Jr.
William L. Horton, Jr., Attorney-in-Fact